UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 20, 2003

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8551
(Commission File Number)

22-1851059
(I.R.S. Employer Identification No.)

10 Highway 35, P.O. Box 500 Red Bank, New Jersey 07701
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On July 2, 2003, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), Hovnanian Enterprises, Inc. (“Hovnanian”) and Hovnanian’s subsidiary registrants (“Subsidiary Registrants”) filed a Registration Statement on Form S-3, File No. 333-106761 and, on August 29, 2003 and October 3, 2003, K. Hovnanian, Hovnanian and the Subsidiary Registrants filed amendments thereto (collectively, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $377,000,000 in securities of K. Hovnanian and Hovnanian.  On October 17, 2003, the Commission declared the Registration Statement effective.

On October 22, 2003, K. Hovnanian and Hovnanian filed with the Commission a supplement to the Prospectus, dated October 20, 2003 (the “Prospectus Supplement”), relating to the issuance and sale in an underwritten public offering of $215,000,000 in aggregate principal amount of 6½% Senior Notes due 2014 of K. Hovnanian guaranteed by Hovnanian and the Subsidiary Registrants. In connection with the filing of the Prospectus Supplement with the Commission, Hovnanian is filing certain exhibits as part of this Form 8-K. See “Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.”

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
1.1

Underwriting Agreement dated October 20, 2003 among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the Guarantors named therein and Credit Suisse First Boston LLC, as representative for the several underwriters named therein.

4.1

Form of First Supplemental Indenture dated as of November 3, 2003 among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the Guarantors named therein and Wachovia Bank, National Association, as Trustee.

4.2	Form of Senior Note (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Hovnanian Enterprises, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.

By:	/s/ J. Larry Sorsby
Name:	J. Larry Sorsby
Title:	Executive Vice President
Chief Financial Officer

Date:  November 3, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit
1.1

Underwriting Agreement dated October 20, 2003 among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the Guarantors named therein and Credit Suisse First Boston LLC, as representative for the several underwriters named therein.

4.1

Form of First Supplemental Indenture dated as of November 3, 2003 among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the Guarantors named therein and Wachovia Bank, National Association, as Trustee.

4.2	Form of Senior Note (included in Exhibit 4.1).